                                 LOAN AGREEMENT

                          dated as of November 6, 1995

                                     by and

                                    between

                        AER FORCE COMMUNICATIONS, L.P.,
                                 as "Borrower,"

                                      and

                            LYNCH PCS CORPORATION A,
                                  as "Lender"

                                 LOAN AGREEMENT



                 This Loan Agreement (this "Agreement") dated as of November 6, 1995 is entered into by and between Aer Force Communications, L.P., a Delaware limited partnership ("Borrower"), and LYNCH PCS CORPORATION A, a Delaware corporation ("Lender").


                                   RECITALS:

                 WHEREAS, Borrower desires Lender to extend a loan to Borrower in such amount and on such terms as set forth herein to acquire PCS Licenses pursuant to the C-Block Auction in the BTA's listed on Schedule B to the Partnership Agreement; and

                 WHEREAS, Lender is prepared to make such Loan upon the terms and subject to the conditions set forth herein only for the purposes of the Partnership acquiring and operating PCS Licenses in the BTA's listed on Schedule B to the Partnership Agreement.

                                   AGREEMENT:

                 NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings:

                 "Applicable Rate": An interest rate, compounded annually, equal to 15% per annum.

                 "Business Day": A day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

                 "Loan Documents": This Agreement, the Note, and all other documents executed in connection with this Agreement and/or the Loan.





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
                 "Maturity Date": The Seventh (7th) Anniversary of the date hereof.

                 "Note": The promissory note substantially in the form of Exhibit A hereto to be executed by Borrower, payable to the order of Lender.

                 "Partnership Agreement": The Partnership Agreement of Borrower dated as of July 27, 1995.

                 "Subsidiary": Any corporation of which fifty percent (50%) or more of the issued and outstanding voting securities are, directly or indirectly, owned by Borrower or any Subsidiary of Borrower or any other entity of which fifty percent (50%) or more of the ownership interests are owned, directly or indirectly, by Borrower or any Subsidiary of Borrower.

                 SECTION 1.02. Incorporation of Certain Terms By Reference. Capitalized terms used herein but not otherwise defined shall have the meanings specified in the Partnership Agreement as in effect on the date hereof.


                                   ARTICLE II

                                    THE LOAN

                 SECTION 2.01. The Initial Loan.

                 (a) The Loan. Lender agrees, on the terms and conditions hereinafter set forth, to make a loan (the "Initial Loan") to Borrower in the aggregate principal amount of Three Million Five Hundred and One Thousand, Three Hundred and Ninety-seven Dollars ($3,501,397). The Initial Loan shall be made immediately prior to the date that the Borrower is required to make up-front deposits to the FCC for the C-Block Auction and shall be used by Borrower for such purpose and for the purposes set forth in Paragraph (b) of this Section 2.01.

                 (b)      Mandatory Prepayment.

                          (1) If after the termination of the C-Block Auction,
Borrower has any funds, including Initial Capital Contributions as provided in the Partnership Agreement, which are not being used, or reasonably held for use, to fund initial 5% down payments (due





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
within 5 business days after the C-Block Auction closes) for any PCS Licenses won by Borrower in the C-Block Auction, Borrower shall, upon the written demand of Lender, immediately prepay the Initial Loan in an amount equal to such unused proceeds.

                          (2)     If the FCC shall not grant any PCS Licenses
to Borrower in respect of any PCS Licenses won in the C-Block Auction or if any PCS License granted to Borrower pursuant to the C-Block Auction is either transferred or revoked, Borrower shall, upon the demand of Lender, immediately prepay all amounts owed by Borrower to Lender under the Loan Documents. If no PCS Licenses are granted to Borrower, Borrower shall not have to pay any interest or commitment fees, but only to pay the principal of the Loan.

                          (3) The net proceeds from the sale by the Partnership
of any assets shall be used to prepay promptly a portion of the Loan equal to said net proceeds.

                          (4) Any prepayment under (b)(1) and (b)(3) hereof
shall be applied to the payment of any accrued and unpaid principal before any application to principal.

                 (c) Supplemental Loans. After the grant of any PCS Licenses to Borrower pursuant to the C-Block Auction, Lender agrees, on the terms and conditions set forth, to make loans ("Supplemental Loans") to Borrower from time to time in an aggregate principal amount up to Twenty-one Million, Four Hundred and Ninety-eight Thousand, Six Hundred and Three Dollars ($21,498,603); provided, however, that the total of the Initial Loan and Supplemental Loans shall not exceed 60% of the cost (net of any bidding credits) of all PCS Licenses granted to Borrower pursuant to the C-Block Auction, in each case reduced by any amounts deemed to be Supplemental Loans pursuant to the second succeeding sentence. Supplemental Loans shall only be used for the following purposes:

         (i) to fund the remaining 5% down payments due after PCS Licenses are granted;

         (ii) to make installment interest payments on any PCS Licenses granted to Borrower pursuant to Section
                          24.711 of the FCC Rules;

         (iii) to make payments pursuant to the next to last sentence of Section 1 and the proviso clause of





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
                          Section 2 of the Expenses Agreement (the "Expenses Agreement") dated as of July 27, 1995 among the Partnership, the General Partner and the Initial Limited Partner; and

         (iv) any other business purposes approved in writing by Lender.

Supplemental Loans shall also include (1) all reasonable out-of-pocket expenses (including reasonable attorneys' fees) of the Initial Limited Partner pursuant to Section 1(b) of the Expenses Agreement and (2) all reasonable costs and expenses (including reasonable attorneys fees) incurred by Lender in connection with the negotiation and preparation of this Agreement and each of the other Loan Documents; provided, however, that the amounts deemed Supplemental Loans under this sentence shall not exceed $75,000. Lender's obligation to make Supplemental Loans (1) is conditional on Borrower being in full compliance with all the representations, warranties and covenants of Borrower contained in the Loan Documents, no Event of Default hereunder having occurred, and the FCC not having threatened to revoke any PCS Licenses granted to Borrower in the C-Block Auction and (2) shall terminate on the earlier of the maturity of the Loan (whether at the Maturity Date, by acceleration or otherwise) or the payment in full of the Loan. The term "Loan" shall include the Initial Loan, the Supplemental Loans, interest (including compounded interest) and all other amounts payable to Lender under the Loan Documents.

                 (d) Commitment Fees. Borrower shall pay to Lender a commitment fee of 20% per annum from the date of the Initial Loan on the total Twenty-five Million Dollars ($25,000,000) commitment to make Loans (including any used portion); provided, however, that the total dollar amount of such commitment shall not exceed 60% of the cost (net of any bidding credits) of all PCS Licenses granted to Borrower pursuant to the C-Block Auction (in each case reduced by any amounts deemed to be the Supplemental Loans pursuant to the third sentence of Section 2.01(c)). The commitment fees shall be due and payable, without interest, on the date when the commitment to make Supplemental Loans shall terminate pursuant to clause (2) of the next to last sentence of
Section 2.01(c). If the commitment fees are not paid when so due and payable, the commitment fees shall be deemed to bear interest at twice the Applicable Rate until the date of payment. The commitment fees shall cease to accrue on the earlier of the Maturity Date or the payment in full of the Loan.





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                 SECTION 2.02. The Note.  The Loan made by Lender pursuant
hereto shall be evidenced by the Note, representing the obligation of Borrower to pay the aggregate unpaid principal amount of the Loan made by Lender, with interest thereon as prescribed in Section 2.05.

                 SECTION 2.03. Payment of Principal. The entire unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

                 SECTION 2.04. Optional Prepayment. Borrower may, at its option, prepay the Loan, without premium except as provided in the Note, in whole or in part at any time and from time to time; provided that Lender shall have received from Borrower notice of any such prepayment at least five (5) Business Days prior to the date of the proposed prepayment, in each case specifying the date and the amount of prepayment. Partial payments hereunder shall be in an aggregate principal amount of $50,000 or any integral multiple thereof. Any such prepayments shall be applied to the payment of any accrued and unpaid interest before any application to principal.

                 SECTION 2.05.  Interest Rate and Payment Dates.

                 (a) Interest Rate and Payment. The Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether at the Maturity Date, by acceleration or otherwise) at the Applicable Rate. All accrued and unpaid interest on the Loan shall be compounded annually and payable on the Maturity Date. Interest on the Loan shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest on the Loan, the date of the making of the Loan shall be included and the date of payment of the Loan shall be excluded.

                 (b) Default Interest. Upon the occurrence, and during the continuation of, any Event of Default, the principal amount of the Loan and any interest accrued and unpaid thereon shall bear interest at the Applicable Rate plus 3% per annum.

                 SECTION 2.06.  Security, Other.

                 (a) Security. All amounts payable pursuant to the Loan Documents shall be secured to the extent permitted by law by a security interest in all the assets of Borrower.





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                 (b)      Not Exceed Maximum Rate.  Notwithstanding the
foregoing, neither interest on the Loan nor commitment and other fees shall exceed the highest rate permitted by applicable law.

                                  ARTICLE III

                     GENERAL PROVISIONS CONCERNING THE LOAN

                 SECTION 3.01. Payments. Borrower shall make each payment of principal, interest and fees hereunder and under the Note, without setoff or counterclaim, not later than 11:00 a.m. New York City time, on the day when due, in lawful money of the United States of America to Lender by wire transfer sent to an account designated in writing from time to time by Lender, in immediately available funds. Payments received after such time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

                 SECTION 3.02. Payment on Non-Business Days. If any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 SECTION 3.03. Conditions; Documentation. As a condition to the making of the Loan, Borrower will execute and deliver or cause to be executed and delivered to Lender such documents, instruments and certificates as Lender may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 Borrower represents and warrants as follows:

                 SECTION 4.01.  Organization.      Borrower is a limited
partnership duly formed and validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and has full partnership power and authority to conduct its business and to enter into and perform its obligations under the Loan Documents.





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                 SECTION 4.02.    Authorization.  The execution, delivery and
performance of the Loan Documents by Borrower has been duly authorized by all necessary partnership action on the part of Borrower. Each Loan Document has been duly executed by Borrower and delivered by Borrower to Lender and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

                 SECTION 4.03. No Conflict. The execution, delivery and performance of each Loan Document by Borrower, and the compliance with the terms and conditions hereof and thereof by Borrower, does not, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate the (i) Partnership Agreement, (ii) any agreement to which Borrower is a party, or
(iii) any judgment, decree, order, law, rule or regulation applicable to Borrower.

                 SECTION 4.04. Litigation. There is no unsatisfied judgment, award, order, writ, injunction, arbitration decision or decree outstanding or any litigation, proceeding, claim or investigation pending or, to the best knowledge of Borrower, threatened against Borrower which may adversely affect the ability of Borrower to enter into and perform its obligations under Loan Documents.

                 SECTION 4.05. Accuracy of Representations and Warranties; Disclosure. The representations and warranties of the General Partner set forth in the Partnership Agreement are true and correct in all material respects. No representation or warranty of Borrower set forth in this Agreement, or any certificate or written statement furnished by Borrower or Lender for use in connection with the transactions contemplated hereby, and no representation or warranty of the General Partner set forth in the Partnership Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS





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                 Borrower covenants that so long as any of the Loan or any
obligation of Borrower under the Loan Documents remains outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

                 SECTION 5.01. Punctual Payments. Punctually pay the interest and principal in respect of the Loan and all other obligations under any of the Loan Documents at the times and place and in the manner specified in the Loan Documents.

                 SECTION 5.02. Accounting Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied ("GAAP"), and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

                 SECTION 5.03. Financial Statements and Reports. Provide to Lender the following, in form and detail satisfactory to Lender:

                          (a)     not later than ninety (90) days after the end
of each fiscal year of Borrower, an audited balance sheet of Borrower as of the end of such fiscal year, and the related audited statements of operations and cash flows of Borrower for the twelve-month period ended on the last day of such fiscal year, in each case, prepared in accordance with GAAP, together with an auditor's report thereon prepared by a nationally recognized firm of certified public accountants;

                          (b)     not later than thirty (30) days after the end
of each fiscal quarter of Borrower, an unaudited balance sheet of Borrower as of the last day of such fiscal quarter and the related unaudited statements of operations and cash flows of Borrower for the three (3) month period ended on the last day of such fiscal quarter, in each case, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes);


                          (c)     within five (5) days of receipt by members of
the Partnership Committee, any written report (including any Business Plan or any amendment thereto) provided to the members of the Partnership Committee concerning the business, assets, condition (financial or otherwise) or prospects of the Borrower or its business; and





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
                          (d)     from time to time such other information as
Lender may reasonably request.

                 SECTION 5.04. Compliance. Maintain all PCS Licenses and all other licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of Borrower's business; conduct its business in an orderly and regular manner and in a manner consistent with the terms of the Partnership Agreement; and comply with the provisions of the Partnership Agreement and all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

                 SECTION 5.05. Insurance. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect.

                 SECTION 5.06. Facilities. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

                 SECTION 5.07. Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

                 SECTION 5.08. Notification. Promptly give notice in writing to Lender of (i) the occurrence of any Event of Default or any event reasonably likely to result in the occurrence of an Event of Default, or (ii) any material adverse change in the business, assets, condition (financial or otherwise) or prospects of Borrower.





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
                 SECTION 5.09. Supplemental Loans Replacement. At the request of Lender, Borrower will use its best efforts to refinance the Loan.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 Borrower further covenants that so long as the Loan or any obligation under the Loan Documents remains outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the prior written consent of Lender:

                 SECTION 6.01. Use of Proceeds. Use any of the proceeds of the Loan except for the purposes stated in Section 3.01 hereof.

                 SECTION 6.02. Conduct of Business. Conduct any business other than the Partnership Business.

                 SECTION 6.03. Merger; Consolidation, Etc.. Merge, consolidate or combine with any other Person or sell all or substantially all of Borrower's assets or properties.

                 SECTION 6.04. Acquisition and Disposition of Assets. Acquire, sell, lease, exchange, transfer, mortgage, pledge, license or dispose of assets in any transaction or series of related transactions involving consideration of a value in excess of $100,000 in any 12-month period or $300,000 in the aggregate.

                 SECTION 6.05. Incurrence of Indebtedness. Incur indebtedness for borrowed money, or refinance, modify or extend any indebtedness of Borrower for borrowed money.

                 SECTION 6.06.    Capital Expenditure; Investments.
Make any capital expenditure, investment or capital contribution, or any commitment to make any capital expenditure, investment or capital contribution in an amount in excess of $100,000 in any 12-month period or $300,000 in the aggregate.

                 SECTION 6.07.    Loans; Guarantees.        Make any loan or
guarantee any indebtedness or liability of any other Person.

                 SECTION 6.08.    Partnership Distributions.        Distribute
any assets or property of Borrower to any Partner of Borrower or





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
redeem, repurchase or otherwise retire for value any partnership interest of any Partner of Borrower.

                 SECTION 6.09. Material Agreements. Enter into (i) any Affiliation Agreement, (ii) any joint venture, partnership or other similar agreement or (iii) any agreement, contract or lease that is entered into other than in the ordinary course of business or that involves the furnishing or receipt of consideration to or by Borrower with value in excess of $100,000 in any 12-month period or $300,000 in the aggregate.

                 SECTION 6.10.    Related Party Transaction.        Enter into
any Related Party Transaction.

                 SECTION 6.11.    Modification of PCS Licenses.     Surrender,
not seek renewal, or seek the transfer, of any PCS License held by Borrower or agree to any material modification to any PCS License held by Borrower.

                 SECTION 6.12. Pledge of Assets. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired.


                 SECTION 6.13. Subsidiary. Create or acquire any interest in any Subsidiary.

                 SECTION 6.14. Change in Benefits. Continue to Partici- pate in the C-Block Auction process or acquire any PCS License awarded to Borrower pursuant to the C-Block Auction, if for any reason any of the benefits (including without limitation bidding credits and instalment payment terms) available to a small business as provided in the FCC Rules as of the date hereof shall cease to be available to the Borrower.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                 SECTION 7.01. Events of Default. The occurrence of any of the following events shall constitute an event of default hereunder (an "Event of Default"):





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                 (a)  Borrower shall fail to pay any portion of the principal or interest of the Loan or other amount payable hereunder or under the Note when due; or

                 (b) Any representation or warranty made by Borrower herein or in connection with any other Loan Document, shall prove to have been incorrect in any material respect when made; or

                 (c) Borrower shall default in any material respect in the timely performance of or compliance with any term or condition contained in any Loan Document, and such default shall not have been remedied or waived for twenty (20) Business Days after such failure, or any Partner (other then Lender) shall default in any material respect in the performance of or compliance with any term or condition of the Partnership Agreement or the Expenses Agreement, and such default shall not have been remedied within ten
(10) Business Days of such default; or

                 (d) Borrower shall (i) have an order for relief entered with respect to it under any federal or state bankruptcy law or any similar law relating to the enforcement of creditors rights generally (a "Bankruptcy Law")
(ii) not pay, or admit in writing his inability to pay its debts generally as they become due, (iii) make an assignment for the benefit of its creditors, (v) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, conservator, trustee, examiner, liquidator or similar official for his or any substantial part of his property, (vi) institute any proceeding seeking an order for relief under any Bankruptcy Law or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vii) take any action to authorize or effect any of the foregoing actions, or (viii) fail to contest in good faith any appointment or proceeding described in this Subsection 7.01(d); or

                 (e) A receiver, custodian, conservator, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any substantial part of its property, or a proceeding described in Subsection 7.01(d)(v) shall be instituted against Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days;





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
                 (f) There shall have occurred an event of dissolution of the Partnership within the meaning of Section 9.1 of the Partnership Agreement; or

                 (g) The FCC shall have revoked, or has instituted proceedings to revoke, any PCS Licenses granted to the Borrower in the C-Block Auction;

                 (h) The General Partner shall have Transferred any of its interest in the Partnership; or

                 (i) There shall have occurred a Change of Ownership of the General Partner within the meaning of Section 7.4 of the Partnership Agreement.

                 SECTION 7.02. Acceleration; Remedies Upon Occurrence of Event of Default. Upon the occurrence of any Event of Default described in clause (d), (e), (f), (g), (h) or (i) of Section 7.01, the Loan (together with accrued interest thereon) and all other amounts owing under this Agreement, the Note and the other Loan Documents shall automatically become due and payable, and upon the occurrence of any other Event of Default, Lender may, by notice to Borrower, declare the Loan (together with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Costs, Expenses and Attorneys' Fees. Borrower shall pay to Lender immediately upon demand the full amount of all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with (a) the preparation of amendments and waivers to the Loan Documents, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.





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
                 SECTION 8.02. Amendments, Etc. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by Borrower or Lender therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 8.03. Notices, Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, to Borrower or Lender at their respective addresses set forth on the signature page hereof; or, as to any other Person, at such other address as shall be designated by such Person in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, sent by telex or sent by facsimile, respectively, except that notices and communications to Lender pursuant to Article II or VII shall not be effective until received by Lender.

                 SECTION 8.04. Indemnification. Borrower agrees to indemnify and hold harmless Lender and the Collateral Agent and their respective affiliates, directors, officers, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents, the proposed or actual use of the proceeds therefrom or any of the other transactions contemplated hereby or thereby, whether or not such investigation, litigation or proceeding is brought by Borrower, creditors of Borrower, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby or by any other Loan Document are consummated, except to the extent such claim, damage, loss, liability or expenses is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                 SECTION 8.05. No Waiver; Remedies. No failure on the part of Lender or Borrower to exercise, and no delay in exercising,





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
any right under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.06. Assignments and Participation. Lender may sell, assign, transfer, negotiate or grant participation to any other party in all or part of the obligations of Borrower outstanding under the Loan Documents without Borrower's prior written consent. Lender may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to Borrower.

                 SECTION 8.07. Effectiveness; Binding Effect; Governing Law. This Agreement and each other Loan Document shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign his rights hereunder or any interest herein without the prior written consent of Lender. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

                 SECTION 8.08. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. LENDER AND BORROWER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED

EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

                 SECTION 8.09. Consent to Jurisdiction; Venue; Agent for Service of Process. All judicial proceedings brought against Borrower with respect to the Loan Documents may be brought in any state or Federal court of competent jurisdiction in the State of Delaware, and by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with the Loan Documents. Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this
Section 6.09.

                 SECTION 8.10. Entire Agreement. The Loan Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

                 SECTION 8.11. Separability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                 SECTION 8.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 SECTION 8.13. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

                 SECTION 8.14. Survival of Representations. All representations and warranties of Borrower contained in any Loan

Document shall survive delivery of the Note and the making of the Loan herein contemplated.

                 SECTION 8.15. Non-Recourse to General Partner. Lender shall have no recourse against the Partnership Committee members, any Partner, any member of the General Partner Control Group, nor any of their respective officers, directors, employees, agents, shareholders, partners or controlling persons, nor any of their respective assets (except to the extent such assets are also assets of the Borrower), for the payment of any principal of or interest on the Loan, commitment fees, or any other amount due under any Loan Document, or for the breach of any representation, warranty, covenant or agreement (other than any covenant or agreement set forth in Sections 6.2 and 6.4 of the Partnership Agreement) under any Loan Document.

                 IN WITNESS OF THEIR AGREEMENT, the parties have executed this Agreement as of the date first set forth above.

                     "Lender"
                      ------

                     LYNCH PCS CORPORATION A

                     By:
                         --------------------------------
                     Name:  Robert E. Dolan
                     Title: President



                     "Borrower":
                      --------

                     AER FORCE COMMUNICATIONS, L.P.


                     By: Aer Force Communications Inc., its
                                       General Partner


                     By:
                         --------------------------------
                     Title: President

                                   EXHIBIT A


                                PROMISSORY NOTE

$25,000,000                                               November 21, 1995

         FOR VALUE RECEIVED, Aer Force Communications, L.P., a Delaware limited partnership ("Borrower"), promises to pay to Lynch PCS Corporation A ("Lender") or order, by wire transfer sent to an account designated in writing to Borrower from time to time by the holder hereof (or in such other manner or at such other place as the holder hereof shall notify Borrower in writing), the principal amount of Twenty-five Million Dollars ($25,000,000) or so much thereof as may have been loaned or deemed loaned by Lender to Borrower pursuant to the Loan Agreement, with interest from the date hereof on the unpaid principal balance hereunder at the rate of interest set forth in that certain Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"), including, without limitation, default interest as set forth in
Section 2.04 of the Loan Agreement. (Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement). The principal amount under this Note, and all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date, unless the Maturity Date is extended or otherwise modified pursuant to the Loan Agreement.

                 Each payment under this Note shall first be credited against accrued and unpaid interest, and the remainder shall be credited against principal. This Note may be prepaid in whole or in part at any time, after five (5) Business Days written notice of Borrower's intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. Partial payment hereunder shall be in an aggregate principal amount of Fifty Thousand Dollars ($50,000) or any integral multiple thereof. The written notice of Borrower to make a prepayment hereunder shall create an obligation of Borrower to pay the amount specified on the date specified in such notice. Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount prepaid.

                 Principal and interest shall be payable in lawful money of the United States of America.

                 Upon the occurrence of an Event of Default under the Loan Agreement the holder hereof may, at its option, without notice to or demand upon Borrower or any other party, except as otherwise provided in the Loan Agreement, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest hereon, plus any other amounts then owing pursuant to this Note or the Loan Agreement, whereupon the same shall be immediately due and payable. On each anniversary of the date of any default hereunder and while such default is continuing, all interest which has become payable and is then delinquent shall, without curing the default hereunder by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal. In no event shall such interest or other amounts be charged under this Note which would violate any applicable usury law.

                 If any default occurs in any payment due under this Note, Borrower promises to pay all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced, and hereby waives the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law. None of the provisions hereof and none of the holders' rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by the holders' acceptance of any past due installments or by any indulgence granted by the holder to Borrower.

                 Borrower waives presentment, demand, protest and notice thereof or of dishonor, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Loan Agreement.

         All amounts payable by Borrower pursuant to the Loan Documents shall be secured by a security interest in all of the assets of Borrower. Lender's recourse against any Partner of the Lender (and certain others) for the payment of the principal of, interest on or other sums payable under this Note shall be limited as set forth in Section 8.15 of the Loan Agreement.

         Each Loan, or other credit extension made under this Note will be evidenced by a written record made by Lender indicating the amount and date of such transaction. Such records of Lender shall be deemed by Borrower and Lender to be sufficient evidence of loans made, or credit extended under this Note.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to its choice of law doctrine.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.

                     AER FORCE COMMUNICATIONS, L.P.

                     By:  Aer Force Communications Inc., its
                                 General Partner


                     By:
                         --------------------------------
                         Name:  Victoria Kane
                         Title: President

                               TABLE OF CONTENTS


                                                                                                                                PAGE
                                                                                                                                ----
ARTICLE I
  DEFINITIONS       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  SECTION 1.01.     Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                    -------------
  SECTION 1.02.     Incorporation of Certain Terms By Reference   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                    -------------------------------------------

ARTICLE II
  THE LOAN          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  SECTION 2.01.     The Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                    ----------------
  SECTION 2.03.     Payment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                    --------------------
  SECTION 2.04.     Optional Prepayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                    -------------------
  SECTION 2.05.     Interest Rate and Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                    -------------------------------

ARTICLE III
  GENERAL PROVISIONS CONCERNING THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  SECTION 3.01.     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                    --------
  SECTION 3.02.     Payment on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                    ----------------------------
  SECTION 3.03.     Conditions; Documentation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                    -------------------------

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  SECTION 4.01.     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                    ------------
  SECTION 4.02.     Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                    -------------
  SECTION 4.03.     No Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                    -----------
  SECTION 4.04.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                    ----------
  SECTION 4.05.     Accuracy of Representations and  Warranties; Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . .  6
                    -------------------------------------------------------

ARTICLE VAFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  SECTION 5.01.     Punctual Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                    -----------------
  SECTION 5.02.     Accounting Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                    ------------------
  SECTION 5.03.     Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                    --------------------------------
  SECTION 5.04.     Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                    ----------
  SECTION 5.05.     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                    ---------

                                                                                                                                Page
                                                                                                                                ----
  SECTION 5.06.     Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                    ----------
  SECTION 5.07.     Taxes and Other Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                    ---------------------------
  SECTION 5.08.     Notification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                    ------------
  SECTION 6.01.     Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                    ---------------
  SECTION 6.02.     Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                    -------------------
  SECTION 6.04.     Acquisition and Disposition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                    -------------------------------------
  SECTION 6.05.     Incurrence of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                    --------------------------
  SECTION 6.06.     Capital Expenditure; Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                    --------------------------------
  SECTION 6.07.     Loans; Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 9
                    -----------------
  SECTION 6.08.     Partnership Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 9
                    -------------------------
  SECTION 6.09.     Material Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 9
                    -------------------
  SECTION 6.10.     Related Party Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 9
                    -------------------------

ARTICLE VII
  EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 9
  SECTION 7.01.     Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                    -----------------
  SECTION 7.02.     Acceleration; Remedies Upon Occurrence of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . 11
                    ----------------------------------------------------------

ARTICLE VIII
  MISCELLANEOUS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  SECTION 8.01.     Costs, Expenses and Attorneys' Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                    -----------------------------------
  SECTION 8.02.     Amendments, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                    ---------------
  SECTION 8.03.     Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                    ------------
  SECTION 8.04.     Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                    ---------------
  SECTION 8.05.     No Waiver; Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                    -------------------
  SECTION 8.06.     Assignments and Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                    -----------------------------
  SECTION 8.07.     Effectiveness; Binding Effect; Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                    --------------------------------------------
  SECTION 8.08.     Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                    --------------------
  SECTION 8.09.     Consent to Jurisdiction; Venue; Agent for Service of Process  . . . . . . . . . . . . . . . . . . . . . . . 13
                    ------------------------------------------------------------
  SECTION 8.10.     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                    ----------------
  SECTION 8.11.     Separability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                    --------------------------
  SECTION 8.12.     Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                    -------------------------
  SECTION 8.13.     Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                    -------------------------
  SECTION 8.14.     Survival of Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                    ---------------------------





                                     ii